March 10, 2022 FY22 Q4 GENESCO Summary Results Exhibit 99.2

This presentation contains forward-looking statements, including those regarding future sales, earnings, gross margins, expenses, capital expenditures, depreciation and amortization, tax rates, store openings and closures and all other statements not addressing solely historical facts or present conditions. Forward- looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “anticipate,” “optimistic” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, additional stores closures due to COVID-19, weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from stores closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19 or geopolitical events; our ability to pass on price increases to our customers; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the amount and timing of share repurchases; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements. Safe Harbor Statement

We report consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results our presentation includes certain Non-GAAP financial measures such as earnings and earnings per share and operating income. This supplemental information should not be considered in isolation as a substitute for related GAAP measures. We believe that disclosure of earnings and earnings per share from continuing operations and operating income adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the Non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. Non-GAAP Financial Measures

4 Our Footwear Focused Vision & Strategy Vision

5 Strategic Initiatives/Pillars Our Footwear Focused Vision & Strategy

Highlights Q4 FY22 6   Grew revenue 14% over last year and 7% over fiscal 20. Remarkably we achieved this despite overall inventory being down almost 20% versus last year and down by one-third compared with the fourth quarter two years ago during the key holiday period. Increased gross margin by 310 basis points versus last year and 200 basis points compared to two years ago. Higher sales and better than expected gross margin resulted in double-digit operating income expansion over pre-pandemic levels and adjusted earnings per share of $3.48, an increase of more than 25% compared to last year’s holiday season and 13% compared to two years ago. Increased store revenues almost 20% from last year and held on to almost 90% of last year’s digital revenue.

Q4 FY22 Key Earnings Highlights $728 MILLION IN SALES +36% +12% +7% vs. FY20 GROWTH IN E-COMMERCE SALES VS FY20 $4.41 GAAP EPS vs. $2.49 FY20 $3.48 Non-GAAP EPS vs. $3.09 FY20 GROWTH IN NON-GAAP OPERATING INCOME VS FY20 GROSS MARGIN +310 basis points vs. FY21 +200 basis points vs. FY20

Key Earnings Highlights Q4 FY22

Highlights FY22 9   Grew revenue more than 35% over last year and 10% over fiscal 20. Gross margin expansion and meaningful expense leverage drove record operating income for our footwear businesses, as we achieved an operating margin above 6%. Generated $240 million of operating cash flow, putting us in a great position to further invest in our business and return over $80 million to shareholders through share repurchases equal to 9% of outstanding shares. Delivered record adjusted EPS of $7.62, an increase of more than 65% over fiscal 20. Capitalized on the accelerated shift to online spending and held on to last year’s almost 75% gain to reach almost a half a billion dollars of digital sales. Grew our branded wholesale business by almost $90 million versus two years ago while improving profitability, adding new licenses and strengthening retail partnerships. Increased store revenues over 40% from last year and nearly achieved fiscal 20 levels despite having 55 fewer stores.

FY22 Key Earnings Highlights

E-Commerce Sales Highlights Q4 FY22 % of Retail Sales (1) 17% 27% 22% 13% 27% 21% (1) Retail sales represent combined store sales and e-commerce sales

Total Sales Q4 FY22

Q4 FY22 Sales by Segment FY20 Net Sales $677.6 Million FY22 Net Sales $727.7 Million FY21 Net Sales $636.8 Million Journeys Group Schuh Johnston & Murphy Group Licensed Brands 13

YTD FY22 Sales by Segment FY20 Net Sales $2.2 Billion FY22 Net Sales $2.4 Billion FY21 Net Sales $1.8 Billion Journeys Group Schuh Johnston & Murphy Group Licensed Brands 14

Q4 FY22 Adjusted Operating Income by Segment (1)

YTD FY22 Adjusted Operating Income (Loss) by Segment (1)

Q4 FY22 Inventory/Sales Change by Segment

Q4 FY22 Retail Stores Summary

FY22 Retail Square Footage

For Position Only FY23 Outlook (1) Note: See earnings call transcript for important details regarding guidance assumptions. (1) On a Non-GAAP basis, see GAAP to Non-GAAP adjustments in appendix (2) Excludes projected spend for the new corporate headquarters building. Additional Commentary: Expect back half to be stronger than first half Q1 FY23 expect a small loss

FY23 Projected Retail Store Count For Position Only

FY23 Projected Capital Spending Omni-channel, IT, DC & Other New Stores & Remodels Projected FY23 CapEx approx. $55 Million(1) FY23 Projected Depreciation & Amortization = $48 Million (1) Excludes projected spend for the new corporate headquarters building. The projected capex for the new HQ in FY23 is approximately $11 million.

Appendix

Non-GAAP Reconciliation Q4 FY22

Non-GAAP Reconciliation YTD FY22

Q4 FY22 Adjusted Selling and Administrative Expenses 26

YTD FY22 Adjusted Selling and Administrative Expenses 27

March 10, 2022 FY22 Q4 GENESCO Summary Results